D & H BUILDING LEASE

         THIS LEASE is made between, D & H Partnership, ("LANDLORD"), and the following tenant:

        1.  Tenant's Name (hereinafter "TENANT")

            MERIDIAN USA HOLDINGS, INC.

        2.  Date of this Lease.  November 1, 2000.

        3.  Space Being Rented.  1356   NW  2nd  Ave., Boca  Raton,  FL   33432,
            (hereinafter "Rental Space").

        4.  Commencement Date of Lease.  November 1, 2000.

        5.  Term of Lease in Years.  FIVE (5) YEARS.

        6. Base Annual Rental. Base Annual Rental (not including sales tax -- See Section 8).

First Year:    $59,500.00 annually, payable $4,958.33 per month, plus applicable sales tax.
Second Year:   $61,285.00 annually, payable $5,107.08 per month, plus applicable sales tax.
Third Year:    $63,123.55 annually, payable $5,260.30 per month, plus applicable sales tax.
Fourth Year:   $66,910.97 annually, payable $5,575.91 per month, plus applicable sales tax.
Fifth Year:    $68,918.30 annually, payable $5,743.19 per month, plus applicable sales tax.

        7. Sales Tax. In addition to all rent, TENANT will pay the applicable sales tax, which is presently at the rate of 6%.

        8.  Designated use of premises.  General Office Space.

        9.  Name of personal guarantor(s) of Lease:  NONE.

        10. Security Deposit Amount. $4,958.33.

Tenant shall also pay the first and last month's rent upon signing the lease in the amount of:

First month:      $4,958.33 + $297.50 sales tax = $5,255.83
Last month:       $5,743.19 + $344.59 sales tax = $6,087.78
                                                  ---------
TOTAL:                                           $11,343.61
                                                  ---------

        11. Payment to Lanlord. All payments to LANDLORD, unless otherwise specified, will be paid without set-off or credit on the first day of each month in advance without demand at the mailing address of LANDLORD, P.O. Box 740453, Boynton Beach, FL 33474-0453 or at such other place or to such other person as the LANDLORD may from time to time designate in writing. It shall be TENANT's duty to calculate and pay any base rent increases without notice from LANDLORD.

        12. Utilities: TENANT will pay for its own electric service, water and sewer.

        13. Restriction of Use. TENANT shall not use the premises or any part thereof, nor permit the same, or any part thereof, to be used for any other purpose than as above stipulated.

        14. Alterations and Improvements. TENANT shall not make any alterations to the rental space, or any additions thereto, without the written consent of the LANDLORD. All additions, fixtures or improvements which may be made by TENANT, except movable office furniture, shall become the property of the LANDLORD and remain upon the rental space as a part thereof, and be surrendered with the rental space at the termination of the Lease.

        15. Non-assignability. TENANT shall not assign this Lease or sublease any part of the rental space without the prior written consent of LANDLORD, which will not be unreasonably withheld.

        16. Compliance with Laws and Rules. LANDLORD shall be responsible for the cost of compliance with the Americans with Disabilities Act of 1990 and regulations promulgated thereunder. TENANT will also comply with rules as LANDLORD may make for D & H Partnership, from time to time, provided that such rules will not contradict any of TENANT's rights under this Lease.

        17. Fire or Other Casualty. In the event the rental space shall be destroyed or so damaged or injured by fire or other casualty during the life to his agreement, whereby the same shall be rendered untenantable, then the LANDLORD shall have the right, but not the obligation, to render said rental space tenantable by repairs within one hundred twenty (120) days therefrom. If said rental space is not rendered tenantable within said time, it shall be optional with either party hereto to cancel this Lease in writing via Certified Mail, prior to the rental space being rendered tenantable. In the event of untenantability by such casualty which is not caused or materially contributed to by TENANT, TENANT's rent shall abate for the period of untenantability.

        18. Default. If TENANT should (a) fail to pay any sum of money herein required to be paid by the TENANT to LANDLORD for a period of five (5) days from the date the said sums of money become due; (b) default in the performance of any of the other covenants incumbent upon the TENANT in this lease and such default shall continue for a period of thirty (30) days after written notice is given by LANDLORD to TENANT (provided LANDLORD will not have to give notice if a violation is repeated within one (1) year after the giving of a notice), then LANDLORD shall have the following rights, options and privileges, along with any other remedies available at law or in equity which shall be cumulative and not exclusive each unto the other:

                (A) To accelerate the maturity of all monies due to LANDLORD for the balance of the term, requiring it to be immediately due and payable, without notice. For purposes of calculating future amounts due, which are uncertain, an increase factor of 3% per year will be used.

                (B) In the event of a termination, the TENANT shall have no claim against LANDLORD by reason of rent paid, but only in the event that termination is due to a reason other than nonpayment of the rent claimed to be paid. The commencement of an eviction action, will constitute the termination of Tenant's possessory and other rights under this Lease, or otherwise, reserving unto LANDLORD all recovery for rent and other damages which may be due to LANDLORD.

                 In the event of such a termination, the TENTANT shall have no claim whatsoever against the LANLORD by reason of improvements made upon the rental space, rent paid, or from any other cause whatsoever. TENANT waives the statutory 3-day notice under Florida Statutes, ss.83.20(2) or successor statute and agrees that LANDLORD may have summary eviction under Chapter 51, Florida Statutes, or other remedy, without such 3-day notice being a pre-condition. TENANT agrees that if LANDLORD does give a 3-day notice, it is a courtesy only and that no deficiency in the content, delivery or deadline of such 3-day notice will be a defense to eviction.

        19. Landlord's Expenses upon Default. In the event the LANDLORD incurs any expenses, including attorney's fees: i) in collecting any sum of money due under this Lease; ii) in evicting TENANT; iii) in enforcing any of LANDLORD's rights under this Lease; or iv) because of any non-compliance with this Lease by TENANT, TENANT will owe to and reimburse LANDLORD for all of such expenses incurred, including attorney's fees prior to and during litigation, if any.

        20. Holding Over. If TENANT retains possession of the rental space, or any part thereof, beyond the end of the term, TENANT shall pay to LANDLORD, without notice or demand, an amount equal to double the monthly rent for the time TENANT thus remains in possession. In addition thereto, TENANT shall pay LANDLORD for all damages, consequential as well as direct, sustained by reason of TENANT's retention of possession. The provisions of this paragraph shall not limit or in any way impair or waive LANDLORD's right to possession, right of re-entry, or any other right or remedy given hereunder or pursuant to law.

        21. Landlord's Lien. TENANT hereby pledges and conveys to LANDLORD a security interest "(Landlord's Lien") in all of TENANT'S furniture, furnishings, goods, chattels and fixtures of every nature, kind and description whatsoever situated upon the rental space as collateral security for the full and prompt payment of monthly rent as and when due and the full and faithful performance of TENANT's covenants herein contained. TENANT also agrees that this Landlord's Lien may be enforced by distress sale, foreclosure, or by any other method, and that any and all costs incurred by LANDLORD in enforcement of this Landlord's Lien may shall be payable to LANDLORD by TENANT. TENANT stipulates that the value of the personal property TENANT locates in the premises will be $3,500.00 for purposes of what amount LANDLORD will need to post as a distress bond if a distress remedy is pursued.

        22. Late Charges and Bad Checks. If TENANT shall pay its rent or additional rent after the fifth (5th) day of the calendar month for which said payment is due, TENANT shall, in addition, pay a late charge equal to five percent (5%) of the amount not timely paid. Payment of a late charge does not serve to waive a default unless LANDLORD so elects. If TENANT shall pay with a check or bank draft which is returned unpaid or uncollected, TENANT shall pay to LANDLORD, in addition to the total amount due and to any late charge, a Twenty-Eight Dollar ($28.00) processing fee for each such check or bank draft. In the event that two or more of TENANT's checks or bank drafts are returned unpaid or uncollected during the term, LANDLORD may require, as a condition of TENANT continuing its tenancy hereunder, that all subsequent payments of monthly rent be in the form of cash, cashier's checks or money orders.

        23. Landlord's Inspection of Premises, etc. LANDLORD, or any of its agents, shall have the right to enter the rental space during all reasonable hours, to examine the same and to make such repairs, additions or alterations as may be deemed necessary for the safety, comfort, or preservation thereof, or of said building, or the exhibit of the rental space. The LANDLORD may also put or keep upon the doors or windows thereof a notice "FOR RENT" at any time within thirty (3) days before expiration of this Lease. The right of entry shall likewise exist for the purpose of removing placards, signs, fixtures, alterations, or additions, which do not conform to this agreement, or to the rules and regulations of the building.

        24. Acceptance of Condition of Rental Space. TENANT hereby accepts the rental space in the condition it is in at the beginning of this lease and agrees to maintain said premises in the same condition, order and repair as it is at the commencement of said term excepting only reasonable wear and tear arising from the use thereof under this agreement, and to make good to said LANDLORD immediately upon demand, any damage to water apparatus, or electric lights or any fixture, appliances and appurtenances on said rental space, or on the building, caused by any act or neglect of TENANT, or of any person or persons in the employ or under the control of the TENANT.

        25. Non-liability of Landlord for Certain Occurrences. LANDLORD shall not be liable for any damage or injury to TENANT, to TENANT'S employees and invitees, to the rental space, or to anything therein from water, the bursting or leaking of water pipes, wind, or the elements or because of the action of any other tenant or any person not under the direct control of LANDLORD, or from a failure of LANDLORD to perform any of LANDLORD's duties hereunder unless TENANT has given written notice of such alleged LANDLORD's failure to LANDLORD and LANDLORD has failed to take reasonable action to cure the failure. TENANT agrees that it will obtain business interruption insurance, and that no claim or alleged claim for damages against LANDLORD will be the basis for any set-off or credit against rent. The replacement of any plate glass damaged or broken from any cause whatsoever in and about the leased premises shall be the TENANT's responsibility. If this Lease is the renewal or extension of a prior lease or prior occupancy by TENANT, TENANT acknowledges that LANDLORD has fulfilled all of LANDLORD's obligations under such prior Lease or occupancy. TENANT generally releases LANDLORD from all matters in any way pertaining to the time period prior to the date TENANT signs this Lease.

        26. Time of Essence. Except where otherwise specifically stated, time is of the essence of this Lease and all terms and conditions herein.

        27. Notice. Written notice mailed or delivered to the rental space shall constitute sufficient notice to the TENANT and written notice mailed or delivered to the office of the LANDLORD, as such office may be designated from time to time, shall constitute sufficient notice to the LANDLORD.

        28. Signage and Display. TENANT will be responsible for its own signage. Any signage must be specifically approved by LANDLORD in writing and TENANT will be responsible for removing such signage and restoring the location of the signage at the conclusion of the Lease. TENANT's window displays will be customary for centers of this type. TENANT will not place any merchandise or displays in the common areas or outside of the Rental Space.

        29. Air Conditioning. LANDLORD shall deliver to the TENANT an air conditioning system in good repair and working order. TENANT is required to pay all air conditioning repairs and replacements. TENANT shall enter into an annual air conditioning preventative maintenance agreement and will provide a copy of such maintenance agreement to LANDLORD. The maintenance agreement shall provide that the company (i) regularly services the air conditioning unit(s) on the premises, changing belts, filters, and other parts as required, (ii) performs emergency repairs on the air conditioning unit(s).

        30. Security Deposit. TENANT has provided the security deposit set forth on the first page hereof as security for payment of monies due provided in this Lease and the performance of all the TENANT's covenants contained herein. LANDLORD will not be obligated to hold the security deposit in any segregated fund, and TENANT will not be entitled to interest on the security deposit. Should the TENANT fail to pay the rent or any other sums owed LANDLORD when due, the LANDLORD is authorized to take the sum out of the deposit, but that payment shall not cure TENANT's default in failing to make payment as provided in this Lease. Upon the expiration of this Lease or its prior termination through no default of TENANT, provided all sums lawfully due the LANDLORD under the Lease have been paid and all of TENANT's obligations under this Lease have been complied with, the deposit shall be returned to TENANT.

        31. Tenant's Indemnification and Insurance. TENANT shall indemnify and save harmless the LANDLORD from and against any and all claims, suits, actions, damages and causes of action arising during the term of this Lease, for any personal injury, loss of life and damages to property sustained; i) in or about the interior of the rental space; ii) to the improvements and personal property placed therein; or iii) by employees or visitors going to or from the rental space, and from and against all cost, counsel fees, expenses and liabilities incurred in and about any such claim, the investigation thereof or the defense of any action, or proceeding brought thereon, and from and against any orders, judgments and decrees, which may be entered therein. The TENANT will carry Plate Glass insurance, as well as Owners, Landlords and Tenants Liability Insurance to indemnify LANDLORD against claims for injuries or damages occurring on the demised premises in the sum of $1,000,000.00 for one person, and $2,000,000.00 for more than one person in any single accident, in a company satisfactory to the LANDLORD; same to be in force and effect at all times during the term of this Lease and which is to name LANDLORD as additional insured.
TENANT shall furnish unto LANDLORD a certificate of insurance or other acceptable evidence that such insurance is in force and effect and that premiums have been paid by TENANT prior to the due date of same.

        32. Tenant's Deliveries. TENANT agrees that in receiving or removing inventory, equipment, fixtures, furniture, goods or merchandise, and in disposing of garbage, refuse, trash, etc., the same shall be done in accordance with rules and regulations established by LANDLORD and the use of service-ways, corridors and areas designated for such purposes shall be adhered to.

        33. Parking. TENANT agrees that all parking areas in direct front of building and five additional parking areas to the north side of the building, those area curbs painted white, shall be for the sole use of the TENANT. Facilities furnished by LANDLORD in or near the leased premises, including but not limited to customer and client parking areas and tenant parking areas and general parking areas, sidewalk, landscaped areas, and similar facilities, shall at all times be under the exclusive control and management of LANDLORD. LANDLORD shall be responsible for maintaining the parking area and facilities, surrounding shrubbery and landscaping. LANDLORD shall have the right from time to time to establish, modify and enforce reasonable rules with respect to all such facilities and areas. Such rules and regulations may require TENANT and all of TENANT's officers, servants, employees, customers, and agents to park vehicles in specified parking spaces. LANDLORD shall have the right to, from time to time, change the area, level, location and arrangement of parking areas and other facilities; to close temporarily all or a portion of said areas or facilities for necessary repairs and maintenance; and to do and perform such other acts in and to said areas and facilities as, LANDLORD shall determine to be advisable.

        34. Non-waiver, etc.. The rights of the LANDLORD under this Lease shall be cumulative, and failure on the part of the LANDLORD to exercise promptly any rights given hereunder shall not operate to forfeit nor waive any of the said rights. Failure of the LANDLORD to insist upon the strict performance of any of the conditions, covenants and agreements of this lease in any one or more instances, shall not be construed as a waiver or relinquishment in the future of any such covenants, conditions or agreements. TENANT covenants that no surrender of the rental space or of the remainder of the term herein shall waive LANDLORD's right to be paid for remaining term unless such surrender is accepted by LANDLORD in writing stating such waiver. The LANDLORD shall be under no duty to relet the rental space in the event of an abandonment or surrender or attempted surrender of the rental space by the TENANT. Upon the
TENANT's abandonment or surrender or attempted surrender or attempted abandonment of the rental space, the LANDLORD shall have the right to retake possession of the rental space or any part thereof and such retaking or possession shall not constitute an acceptance of the TENANT's abandonment or surrender thereof.

        35. Subordination to Mortgage: Landlord's Conveyance. LANDLORD shall have the unrestricted right to convey, transfer, mortgage or otherwise encumber the Premises. This Lease is and at all times shall be automatically by its terms subject and subordinate to all present and future mortgages to which LANDLORD is a party and which in any way affect the Premises or any interest therein, and to all recastings, renewals, modifications, consolidations, replacements or extensions of any such mortgage(s). TENANT agrees, within seven (7) days of any such request, to execute any and all documents or instruments requested by LANDLORD or by any mortgagees(s) to evidence the said subordinate condition of this Lease, as the same may have been amended, to any such financing, and to certify, when requested by LANDLORD or by any mortgagee(s), that this Lease is in full force and effect. This statement, commonly referred to as an "estoppel certificate" shall be for the benefit of LANDLORD, and any purchaser or mortgagee of LANDLORD. LANDLORD shall be released from all liability and obligation under this Lease upon the conveyance, assignment or other transfer of this Lease or the Premises.

        36. Eminent Domain Awards. LANDLORD will be entitled to any awards for condemnation or eminent domain related to a taking of all or any portion of the building or rental space, reserving unto TENANT any business damages claim which TENANT may have against the condemning authority. If the taking results in the premises being untenantable, the Lease and any options will be canceled upon such taking and cessation of TENANT's possession of the rental space.

        37. Landlord's Covenant of Quiet Enjoyment. LANDLORD covenants that if and so long as TENANT pays the rent and additional rent reserved by this Lease, and performs and observes all of the covenants, conditions, rules and regulations hereof, TENANT shall quietly enjoy the demised premises, subject however, to the terms of this Lease, and further subject to the reservation that during any occurrence of natural disaster, civic disturbance, or in any other cause that creates a necessary for the LANDLORD to take action to board up the building and/or keep people out of the building in order to protect life or property, either pursuant to the direction of civil authorities, or arising out of the LANDLORD's duty to protect the property, TENANT's right of quiet enjoyment becomes subordinate to the LANDLORD's duty to protect life and property during the continuation of such emergency.

        38. Construction Liens Not Authorized. The interest of the LANDLORD shall not be subject to liens for improvements made by the TENANT. Nothing in this Lease empowers or shall ever be construed as empowering the TENANT to encumber or cause to be encumbered the title or interest of LANDLORD in the rental space in any manner whatsoever. In the event that regardless of this prohibition any person, furnishing or claiming to have furnished labor or materials at the request of the TENANT or of any person claiming by, through or under the TENANT shall file a lien against LANDLORD's interest therein, TENANT, within thirty (30) days after being notified thereof, shall cause said lien to be satisfied of record or otherwise cause the premises to be released therefrom by the posting of a bond or other security as prescribed by law, or shall cause same to be discharged as a lien against LANDLORD's interest in the demised premises by an order of a court having jurisdiction to discharge such lien.

        39. Radon Gas Notification. The following notice is required by Fla. Stat. 404.056(8): Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health unit.

        40. Titles of Sections. The section titles in this Lease are not part of the Lease terms, but are for reference only. In no event will the title of a section limit or effect the applicability of any portion of that section.

        41. Modifications. This Lease constitutes the full agreement of the parties and supersedes all oral or prior agreements. No modifications or changes to this Lease shall be effective unless the same are made in writing and signed by the party against whom enforcement is sought.

        42. Brokerage. TENANT represents it has not dealt with any broker in connection with this Lease except any disclosed by TENANT to LANDLORD which disclosure LANDLORD has acknowledged in writing.

        43. Environmental Matters. TENANT agrees that it will not manufacture or dispose of any Hazardous Substance (as hereinafter defined) on the Property or on any adjacent land, or store or use any such Hazardous Substance on the Property or on such adjacent land in such quantities, concentrations, forms or level, or otherwise in a manner which is in violation of any applicable environmental laws. "Hazardous Substance" means any toxic or hazardous waste, pollutants or substances, including without limitation, asbestos, PCB's, petroleum products and by-products, substances defined or listed a "hazardous substance," "toxic substance," "toxic pollutant," or similarly identified substance or mixture, in or pursuant to any environmental law, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C.ss.9601, et seq., the Hazardous Materials Environmental Transportation Act, 49 U.S.C. ss.1802, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901, et seq., the Toxic Substance Control Act of 1978, as amended, 15 U.S.C. ss.2601, et seq., and the Clean Water Act, 33 U.S.C. ss.446, et seq., as amended. Should TENANT violate the foregoing, TENANT will promptly undertake remedial action to cure any pollution or detrimental effect on the property and will indemnify and hold LANDLORD harmless for any liability, loss, expense, reduction in property value or other effect arising to LESSOR. Without limiting the survival of other lease terms, TENANT specifically agrees that its responsibility for remedial action and indemnification will survive the expiration of this lease.

        44. Waiver of Jury Trial. TENANT hereby knowingly, voluntarily and intentionally waives any right it may have to a trial by jury in respect of any litigation, including without limitation, any claims, crossclaims or third party claims, arising out of, under or in connection with this Lease, or the transaction contemplated herein. TENANT hereby certifies that no representative or agent of LANDLORD or its counsel has represented, expressly or otherwise, that LANDLORD would not, in the event of such litigation, seek to enforce this waiver of right to jury trial provision. TENANT acknowledges that LANDLORD has been induced to enter into this Lease by, inter alia, the provisions of this Section.

        45. Recording. TENANT shall not record this Lease or any portion hereof or any reference hereto. If TENANT shall record this Lease, or shall permit or cause this Lease, or any portion hereof or reference hereto to be recorded, this Lease shall terminate at LANDLORD's option or LANDLORD may declare default hereunder and pursue any and all of its remedies provided in this Lease.

        46. Rules and Regulations. (i) All loading of goods shall be done only at such times, in the areas, and through the entrances, designated for such purposes by Landlord. The delivery of shipping of merchandise, supplies and fixtures to and from the Leased Premises shall be subject to such rules and regulations as in the judgment of the Landlord are necessary for the proper operation of the Leased Premises or D & H Partnership.

                  (ii) Trailers or trucks of any kind shall not be permitted to remain parked overnight in any area of D & H Partnership, whether loaded, unloaded or partially loaded or unloaded.

                  (iii) All garbage, refuse and rubbish shall be deposited in the kind of container specified by Landlord, and shall be placed outside of the Leased Premises prepared for collection in the manner and at the times and places specified by Landlord and in accordance with municipal regulations. Burning of garbage, refuse or rubbish any place on or in D & H Partnership is not permitted. If Landlord shall provide or designate a service for picking up garbage, refuse and rubbish, Tenant shall use same at Tenant's cost. Tenant shall pay the cost of removal of any of Tenant's refuse and rubbish. The dumpster at D & H Partnership is to be used for common area use only.

                  (iv) No aerial or fixture of any kind shall be erected on the roof or exterior walls of the Leased Premises, or on the grounds, without in each instance the written consent of the Landlord. Any aerial so installed without such written consent may be removed by Landlord at Tenant's expense, at any time and Landlord shall not be liable for such removal.

                  (v) No loud speakers, stereos, machinery, mechanical apparatus, or other devices shall be used or allowed to operate in a manner so as to be heard or seen outside of the Leased Premises without the prior written consent of the Landlord.

                  (vi) The outside areas immediately adjoining the Leased Premises shall be kept clean and free from dirt and rubbish by the Tenant to the satisfaction of the Landlord, and Tenant shall not place or permit any obstruction or merchandise in such areas, nor conduct any business therefrom.

                  (vii) Tenant and Tenant's employees shall park their cars only in such portion of the parking area designated for those purposes by the Landlord. If Landlord so requires, Tenant shall furnish Landlord with State automobile license numbers assigned to Tenant's employees within five (5) days after taking possession of the Premises, or at Landlord's request, and shall thereafter notify the Landlord of any changes within five (5) days after changes occur. In the event that the Tenant or its employees fail to park their cars in designated parking areas as aforesaid, then the Landlord at its option shall charge the Tenant Fifteen Dollars ($15.00) per day or partial day per car parked in any area other than that designated. Also, the vehicle will be towed at the Tenant's expense.

                 (viii) The plumbing facilities shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein, resulting from a violation of this provision shall be borne by Tenant, who shall, or whose employees, agents or invitees shall, have caused same.

                   (ix)  Tenant   shall  use,  at   Tenant's   cost,  such  pest
extermination contractor as Landlord may direct and at such intervals as Landlord may require.

                  (x) Tenant shall keep the Leased Premises free from nuisances, noises or odors objectionable to the public, to other tenants in D & H Partnership, or to the Landlord.

                 (xi) Tenant shall not conduct any auction,  fire,   bankruptcy,
selling-out, or closing-out sale, or advertising about the same, on or about the Leased Premises.

         Landlord reserves the right from time to time to suspend, amend or supplement the foregoing rules and regulations and to adopt and promulgate additional rules and regulations applicable to the Leased Premises. Notice of such rules and regulations and amendments and supplements thereto, if any, shall be given to the Tenant.

         Tenant agrees to comply with all additional and supplemental rules and regulations upon notice of same from Landlord.

         IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed in Palm Beach County, Florida, the day and year first above written.

                                    LANDLORD:

                                            D & H PARTNERSHIP

____________________________                By:_____________________________
Witness

____________________________                TENANT:
Witness
____________________________                MERIDIAN USA HOLDINGS, INC.

Witness                                     By:_____________________________

____________________________
Witness